Exhibit 99.(n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 3 and Amendment No. 7 to the Registration Statement on Form N-1A and to the use of our report dated February 28, 2025 on the financial statements and financial highlights of the Monachil Credit Income Fund, appearing in Form N-CSR for the year ended December 31, 2024, which are incorporated by reference into the Registration Statement.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

April 25, 2025